UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 5, 2009
LAND O’LAKES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North
Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On November 17, 2008, Land O’Lakes, Inc. (the “Company”) filed a Form 12b-25 that identified the reasons for which it would not be timely filing its Form 10-Q for the period ended September 30, 2008 (the “Filing”). The Company also attached an appendix to the Filing that contained the Company’s consolidated unaudited financial information for the three and nine months ended September 30, 2008 (the “Financial Statements”). As noted in the Filing, the Financial Statements remained subject to further review and future adjustment.
     On February 5, 2009, the Company concluded that certain adjustments would need to be made to the Financial Statements to correct previously unidentified errors. The adjustments primarily relate to the Company’s failure to properly eliminate certain intercompany transactions and to properly account for certain sales deductions and inventory price adjustments in the Agronomy segment, and the Company’s correction of fair value purchase price adjustments in its Layers segment. As a result of these adjustments, the Company’s net earnings for both the year-to-date period and the quarter ended September 30, 2008, as set forth in the Financial Statements, will be reduced by approximately $12 million.
     As noted in the Company’s Form 8-K/A filing made on November 13, 2008, the Company’s management and Audit Committee identified a “material weakness,” as defined in PCAOB Auditing Standard 2, in the internal controls over the Company’s financial reporting related to the quarter-end closing process. The adjustments noted above stem from the material weakness previously identified. More information related to this issue, including the Company’s remediation efforts, will be contained in the Company’s Form 10-Q filing for the quarter ended September 30, 2008, which the Company expects to file on or before February 28, 2009.

ITEM 8.01	OTHER EVENTS
     As previously announced in the Filing, KPMG, LLP, the independent public accounting firm engaged by both the Company and MoArk, LLC, a wholly owned subsidiary of the Company, informed the Company that it was unable to complete its audit of MoArk’s financial statements for the 2005-2007 periods. Based on work completed by MoArk and the Company between the date of the Filing and the date hereof, the Company now expects to file its Form 10-Q for the quarter ended September 30, 2008, on or before February 28, 2009. The Financial Statements, as modified in accordance with Item 2.01 above, remain preliminary and are subject to further change pending completion of the Company’s review of the relevant accounting periods.
     Finally, the Company is presently reassessing the impact on its consolidated financial statements related to, among other items, the Company’s acquisition of the remaining 42.5% of MoArk in January 2006, MoArk’s divestiture of its egg products business in June 2006, and MoArk’s impairment of its shell egg business in the second half of 2006. Final adjustments to the 2006, 2007 and 2008 consolidated financial statements will be included in the Company’s Form 10-K filing for the year ended December 31, 2008, which the Company expects to file on or before March 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: February 9, 2009	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer